FEDERAL INCOME TAX SHARING AGREEMENT Page 1 of 24 AMENDED AND RESTATED FEDERAL INCOME TAX SHARING AGREEMENT Effective, as of January 1, 2023, for tax years beginning after 2022, this Federal Income Tax Sharing Agreement (“Agreement”) between Ameriprise Financial, Inc. (“Ameriprise” and/or “Parent”) and certain affiliated entities replaces all prior Federal Income Tax Sharing Agreements between or among Ameriprise Financial, Inc. (“Ameriprise” and/or “Parent”) and its subsidiaries listed on the attached Schedule A. Collectively, Ameriprise and its subsidiaries listed on Schedule A are the “Parties” to this Agreement. The Parties file a consolidated Federal income tax return, as provided in Sections 1501 through 1504, which includes all taxable income, deduction, gain, or loss of a Party that is a disregarded LLC (as defined below). Each party to this Agreement is either a “member” (as defined in Treasury Reg. Section 1.1502-1(b)) of the federal consolidated filing group (the “Consolidated Group”) or is a Disregarded LLC owned by a member of the Consolidated Group. Ameriprise, as the parent corporation of the Consolidated Group, is required under the Code and Treasury Regulations to pay any taxes owed as the result of filing the consolidated return. This Agreement requires the Parties to allocate the Regular Income Tax (as defined below) liability of the Consolidated Group among the Parties and settle intercompany balances of amounts payable and receivable pursuant to this Agreement. NOW THEREFORE, the Parties agree as follows: 1. Additional definitions. i. Code: the Internal Revenue Code of 1986, as amended. ii. Corporate Alternative Minimum Tax (or “CAMT”): The alternative minimum tax incurred by the Consolidated Group for the taxable year pursuant to Code § 55, if any. iii. Current Tax: the federal income tax incurred by the Consolidated Group for the taxable year pursuant to the Code, including both Regular Income Tax and Corporate Alternative Minimum Tax. iv. Deferred Tax: deferred federal income tax as determined under GAAP. v. Disregarded LLC: a single-member limited liability company (“LLC”) disregarded as a separate legal entity from its owner pursuant to Treasury Regulation § 301,7701-3(a). vi. GAAP: United States Generally Accepted Accounting Principles. vii. New York member: any Party licensed as an insurance company in the State of New York. Exhibit 10.1

FEDERAL INCOME TAX SHARING AGREEMENT Page 2 of 24 viii. Regular Income Tax: the regular federal income tax incurred by the Consolidated Group for the taxable year pursuant to Code § 11, if any, excluding any Corporate Alternative minimum Tax, if any. ix. Stock Buyback Excise Tax: the federal excise tax, if any, on repurchases of Ameriprise Financial stock, pursuant to Code § 4501. x. Tax Benefits: tax credits, tax credit carryforwards and carrybacks, tax losses, and tax loss carryforwards and carrybacks. 2. Agent of the Consolidated Group. i. Agency Relationship. Parent, as the common parent of the Consolidated Group, shall act as the sole agent of the Consolidated Group, and shall act for each member of the Consolidated Group and any successor of the Consolidated Group with respect to all matters relating to the tax liability for the Consolidated Group under the rules set forth in Section 1.1502- 77 of the Treasury Regulations. ii. Bank Member of the Consolidated Group. An agency relationship exists between Ameriprise Bank, FSB, member of the Consolidated Group, (“Bank”) and Parent with respect to tax refunds. Parent is an agent for the Bank with respect to all matters related to consolidated tax returns and refund claims, and nothing in this agreement shall be construed to alter or modify this agency relationship. If the Parent receives a tax refund attributable to income earned, taxes paid, or losses incurred by the Bank from a taxing authority, these funds are obtained as agent for the Bank. Any tax refund attributable to income earned, taxes paid, or losses incurred by the Bank is the property of and owned by the Bank, and must be held in trust by Parent for the benefit of the Bank. Parent must forward promptly the amounts held in trust to the Bank. Nothing in this agreement is intended to be or should be construed to provide the Parent with an ownership interest in a tax refund that is attributable to income earned, taxes paid, or losses incurred by the Bank. The Parent hereby agrees that this tax sharing agreement does not give it an ownership interest in a tax refund generated by the tax attributes of the Bank. The Bank must obtain no less than its stand-alone refund amount from Parent on or before the date the Bank would have filed its own return if it had filed on a separate entity basis, and must receive such refund promptly. 3. Allocation of Regular Income Tax Liability to Parties. A. General Rule for Allocation of Regular Income Tax Among Members of the Consolidated Group. The Parties have elected to use the “percentage method” of tax allocation described in Treasury Regulation Sections 1.1552-1(a)(2)(ii) and 1.1502-33(d)(3). i. A Party’s portion of the Regular Income Tax liability of the Consolidated Group shall be an amount equal to the Regular Income Tax liability of the Consolidated Group,

FEDERAL INCOME TAX SHARING AGREEMENT Page 3 of 24 multiplied by a fraction, the numerator of which is the separate return Regular Income Tax liability of the Party, and the denominator of which is the sum of the separate return Regular Income Tax liabilities of all Parties. If the separate return Regular Income Tax liability of a Party is not greater than zero, then for purposes of this paragraph, such Party's separate return Regular Income Tax liability shall be zero. ii. A Party’s Regular Income Tax allocation is increased by 100% of the excess, if any, of the Party’s separate return Regular Income Tax liability over the Party’s Regular Income Tax allocation determined under the preceding paragraph 3.A.i. This amount represents the Party’s marginal benefit from filing a consolidated return, where the Party’s proportionate share of the Consolidated Group’s Regular Income Tax liability is reduced by use of another Party’s Tax Benefits. iii. The separate return Regular Income Tax liability of a Party is its Regular Income Tax liability computed as if it has filed a separate return for the year except that— 1) Gains and losses on intercompany transactions shall be taken into account as if a consolidated return had been filed for the year; 2) Transactions with respect to stock, bonds, or other obligations of Parties shall be reflected as if a consolidated return had been filed for the year; 3) Excess losses (as defined in Treasury Regulation Section 1.1502- 19) shall be included in income as if a consolidated return had been filed for the year; 4) the computation of the depreciation deduction (Code Section 167), property shall not lose its character as new property as a result of a transfer from one Party to another Party during the year; 5) A dividend distributed by one Party to another Party during the year shall not be taken into account in computing the deductions for dividends received and paid; 6) Basis shall be determined under Treasury Regulation Sections 1.1502-31 and 1.1502-32, and earnings and profits shall be determined under Treasury Regulation Sections 1.1502-33, and 1.1502-1(a)(2)(ii) as if a consolidated return had been filed for the year; and 7) Treasury Regulation Section 1.1502-3(f)(2) shall apply as if a consolidated return had been filed for the year. B. Tax Benefits and Compensation for Use of Tax Benefits. i. Payment from Parent to Party for Use of Party’s Tax Benefits. The Parent shall pay a Party for any tax benefits that the Party generates, to the extent that the Consolidated Group uses those benefits to reduce its tax liability. A minimum tax credit (pursuant to Code §53) attributable to CAMT paid by Ameriprise shall be retained by Ameriprise. If multiple Parties generate tax benefits, and the Consolidated Group uses some or all of those tax benefits

FEDERAL INCOME TAX SHARING AGREEMENT Page 4 of 24 to reduce its tax liability, Parent shall allocate payments for Tax Benefits among the Parties that generated the Tax Benefits in a manner that reasonably reflects the absorption of the Tax Benefits, consistent with Treasury Regulation Section 1.1502-33(d). Once a Party is paid for its tax benefits it cannot use such tax benefits in calculating its separate return tax liability. If a Bank’s loss or credit is used to reduce the consolidated group's overall tax liability, the Bank must reflect the tax benefit of the loss or credit in the current portion of its applicable income taxes in the period the loss or credit is incurred, and Parent must compensate the Bank for the use of its loss or credit at the time that it is used. ii. Payment from Party to Parent for use of Another Party’s Tax Benefits. As described in paragraph 3.A.ii. above, a Party’s tax allocation is increased to the extent that the Party would have paid more tax if it had filed a separate federal income tax return. iii. Unused Tax Benefits. If a Party’s Tax Benefits are not used to reduce the Consolidated Group’s tax liability on the consolidated return, the Party shall retain the Tax Benefits for possible future use. C. Limited Liability Companies. Parent and certain Parties own 100% of the membership interests in several Disregarded LLCs. Beginning in December 2019, Federal Accounting Standards Board (“FASB”) topic 740-10-30-27A provides that solely for purposes of GAAP the parent of a consolidated group is not required to allocate any consolidated current and deferred federal income tax expense to legal entities that are not subject to tax, such as Disregarded LLCs, however, the parent may elect to allocate the consolidated amount of current and deferred tax expense to legal entities that are both not subject to tax and disregarded by the taxing authority (for example, Disregarded LLCs). Parent shall allocate taxes (including current and deferred taxes) to Disregarded LLCs by treating the Disregarded LLC as though it were a separate member of the Consolidated Group for purposes of this Paragraph 3, with the exception of Disregarded LLCs signing Schedule C, which shall not be allocated current or deferred tax, in which case the Disregarded LLC’s single owner Member shall determine its separate return tax liability by including the taxable income or loss of the LLC into its own taxable income. D. New York Member Limitations. Any Party licensed as an insurance company in the State of New York will be considered a “New York member”. New York members are subject to additional limitations on the allocation of tax among members of the Consolidated Group, as described in this paragraph and New York State Department of Financial Services Insurance Circular Letter No. 33 (1979), paragraph 3, method (B). i. The tax charge to the New York member shall not be more than it would have paid if it had filed on a separate return basis. The New York member shall be “paid” for any foreign tax credits, investments credits, losses or any loss carry over (collectively herein referred to as credits) generated by it, to the extent actually used in the consolidated return. Payment shall be equal to the “savings” generated by its credits. All payments shall be recorded on the New York member’s books as contributed surplus. ii. Once an insurer is “paid” for its credits it cannot use such credits in

FEDERAL INCOME TAX SHARING AGREEMENT Page 5 of 24 the calculation of its tax liability under the separate return basis. Any of the New York member’s credits which are not used in the consolidated return and for which it has not been paid shall be retained by the New York member for possible future use. iii. If the amount paid by any New York member to Ameriprise for federal income taxes is greater than the actual payment made by Ameriprise to the Internal Revenue Service, the difference shall be placed by Ameriprise in an escrow account established under an escrow agreement substantially in the form attached hereto as Schedule B, consisting of assets eligible as an investment for the New York member. The escrow account shall be established and maintained by Ameriprise in an amount equal to the excess of the amount paid by the New York member to Ameriprise for federal income taxes over the actual payment made by Ameriprise to the Internal Revenue Service. Assets may be released to Ameriprise from the escrow account at such time as the permissible period for loss carrybacks has elapsed. E. Current and Deferred Tax. Allocation of tax, pursuant to this Paragraph 3, shall apply to both Current Tax and Deferred Tax. This Agreement expressly prohibits the payment or other transfer of deferred taxes by any Bank to any other Party, and prohibits the payment or other transfer of deferred taxes by any other Party to another Party to the extent such payment is prohibited by any statute, regulation, or administrative ruling of the FDIC or any other governmental authority that has regulatory oversight of a Party. F. Corporate Alternative Minimum Tax. Any Corporate Alternative Minimum Tax incurred by the Consolidated Group for the taxable year shall be paid by and allocated to Ameriprise Financial, Inc., and shall not be allocated to any subsidiaries. G. Examples. For examples demonstrating the allocation of tax among Parties, see the attached Exhibit A. 4. Payment and Settlement of Intercompany Tax Obligations. Any obligation of a Party as determined under this Agreement owed to another Party shall be paid by the Party owing such amount within thirty (30) days of the payment of any tax due to the U.S. Treasury (including estimated taxes or taxes owed in the event of a redetermination of taxes as determined in Paragraph 5) or within thirty (30) days of any tax refund actually received from the U.S. Treasury. Parties are permitted to settle intercompany tax obligations more frequently, at their discretion. In the event that the amount of any obligation owed by one Party to another Party results from a calculation error made by the common parent, such Party shall be liable for any underpayment resulting from such error but shall not be liable for any interest on such underpayment (or any penalties imposed by the Internal Revenue Service) that may apply. Any payment due from a Bank must not exceed the current tax expense or reasonably calculated estimated tax expense of the Bank on a separate entity basis, and must not be paid any earlier than when the Bank would have been obligated to pay the taxing authority had it filed as a separate entity. If, on the basis of payments previously made during the year for estimated tax owed, a Bank would have been entitled to a refund if it had filed on a separate entity basis, Parent must repay such excess in an amount equal to the refund the Bank would have been entitled to receive, had it filed a separate return.

FEDERAL INCOME TAX SHARING AGREEMENT Page 6 of 24 5. Redetermination of Tax. If the taxes owed by the Consolidated Group or any Party are redetermined by: (1) the Internal Revenue Service pursuant to a federal income tax audit, (2) by the filing of an amended return, (3) by a court ruling, or (4) otherwise, the amount of tax owed by each Party shall be recalculated and re-allocated under Paragraph 3, and the difference, if any, between the previously allocated amounts and the re-allocated amount shall be settled in accordance with paragraph 4. Interest on these subsequent adjustments shall be paid at the same rate that is either paid to the Internal Revenue Service in the event of additional tax owed or is paid by the Internal Revenue Service to the Consolidated Group or Party of the Consolidated Group. For purposes of determining interest, netting of payments and refunds shall be made to the extent allowed under the Code. 6. Amending This Agreement. This Agreement may be amended from time to time by agreement in writing executed by the Parties to this Agreement that at such time are affected by the amendment. 7. Terminating This Agreement. This Agreement shall remain in force unless any one of the three following conditions is met: A. All of the parties to this Agreement that constitute the members of the Consolidated Group at such time agree in writing to the termination of this Agreement; B. Membership in the Consolidated Group ceases or terminates for any reason, or a Disregarded LLC ceases to be owned by any member of the Consolidated group, in which case this Agreement terminates solely with respect to the Party or Parties leaving the Consolidated Group; or C. The Consolidated Group fails to file a consolidated return for a taxable year. Notwithstanding the termination of this Agreement, its provisions shall remain in effect for any period of time during the tax year in which termination occurs for which the income of the terminating party must be included in the consolidated return, and this Agreement will remain in effect in any prior period for which the terminating Party is a member of the Consolidated Group. 8. Consistency with Law and Regulations. The Parties shall interpret the Agreement in a manner consistent with all applicable law and regulations. Notwithstanding anything in this Agreement to the contrary, no party hereto shall be obligated to perform any of its obligations under this Agreement to the extent that such performance would violate any provision of law or regulation applicable to such party as in effect from time to time, including without limitation, New York State Department of Financial Services Insurance Circular Letter No. 33 (1979). 9. Admittance of New Parties to This Agreement. A. Admittance by Operation of Law. Any company that is not currently a member of the Consolidated Group, but becomes a member of the Consolidated Group or becomes a Disregarded LLC that is owned by a member of the Consolidated Group at a later date by

FEDERAL INCOME TAX SHARING AGREEMENT Page 7 of 24 operation of the Code or Treasury Regulations, and that is required to file as a member of the Consolidated Group or that is a Disregarded LLC owned by a member of the Consolidated Group, shall automatically become a Party to this Agreement. B. Admittance by Consent. If the preceding paragraph (9.A.) does not apply, any direct or indirect subsidiary or other entity controlled directly or indirectly by Ameriprise may become a Party hereto effective as of the date specified in writing by the adopting subsidiary or other entity, with the consent of Ameriprise (as evidenced in writing by action of the Board of Directors or any officer of Ameriprise). Any subsidiary or other entity adopting this Agreement shall be bound by the provisions of this Agreement in effect at the time of adoption, and any subsequent amendment thereto. C. Coordination with the State Income Tax Sharing Agreement. The State Income Tax Sharing Agreement between the Parties is documented in a separate agreement. Any member admitted to this Agreement is also simultaneously admitted to the State Income Tax Sharing Agreement. 10. Assignment of This Agreement. This Agreement shall not be assignable by any party, without the prior written consent of the other parties affected by such assignment. 11. Tax Returns and Supporting Documents. Notwithstanding termination of the Agreement, all material relating to a consolidated federal income tax return filed by Parent shall be made available to any Party to this Agreement during regular business hours. This material includes, but is not limited to, tax returns, supporting schedules, workpapers, correspondence and other documents relating to the consolidated federal income tax return, and any consolidated, combined, or unitary group state or local returns, to the extent retained pursuant to record retention policies. This obligation will survive any termination of the Agreement. 12. Arbitration of Controversies. Any controversy arising under this Agreement shall be settled by arbitration in Minneapolis, Minnesota. All controversies shall be settled in accordance with the American Arbitration Association rules then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction. 13. Scope of This Agreement. A. This Agreement sets forth the entire understanding of the parties and supersedes any prior agreement on the subject matter hereof, except that the Federal Income Tax Sharing Agreement dated December 1, 2010 shall remain in effect with respect to RiverSource Life Insurance Company and RiverSource Life Insurance Co. of New York, unless this Agreement is approved by the applicable state insurance commissioners, at which time RiverSource Life Insurance Company and RiverSource Life Insurance Co. of New York may sign this agreement and become a Party to this Agreement. B. State Income Tax Sharing Agreement. The Parties have also adopted a State Income Tax Sharing Agreement, which is documented in a separate agreement, and is not incorporated into this Agreement except as otherwise provided in this Agreement.

FEDERAL INCOME TAX SHARING AGREEMENT Page 8 of 24 C. Partnerships. Ameriprise and its subsidiaries own controlling interests in several entities which are treated as partnerships for Federal income tax purposes. Those partnerships are not taxed as separate legal entities, and therefore, are not Parties to this Agreement, unless specifically listed in Schedule A or otherwise admitted to this Agreement as provided in paragraph 9. LLCs that have more than one member, and have not elected taxation as a corporation for Federal income tax purposes, are treated as partnerships for federal income tax purposes, do not file a consolidate federal income tax return with Parent, and therefore, are not members of the Consolidated Group and are not Parties to this agreement. 14. IN WITNESS WHEREOF, the Parties hereto execute this Agreement as of the day and year first above written. Advisory Capital Strategies Group Inc., /s/ Michael Pelzel______________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer American Enterprise Investment Services, Inc., /s/ Michael Pelzel______________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Advisor Capital, LLC, /s/ Michael Pelzel______________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Advisor Financing, LLC /s/ Michael Pelzel______________________________________________________________ Signature

FEDERAL INCOME TAX SHARING AGREEMENT Page 9 of 24 Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Bank, FSB /s/ Michael Pelzel______________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Captive Insurance Company, /s/ Anna Welle______________________________________________________________ Signature Anna Welle: Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Certificate Company, /s/ Michael Pelzel______________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Financial, Inc., /s/ Michael Pelzel______________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Financial Services, LLC,

FEDERAL INCOME TAX SHARING AGREEMENT Page 10 of 24 /s/ Michael Pelzel______________________________________________________________ Signature Mike Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Holdings, Inc., /s/ Michael Pelzel_____________________________________________________________ Signature Mike Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Ameriprise Trust Company, /s/ Michael Pelzel______________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer AMPF Holding LLC, /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President Corporate Tax, and Director AMPF Property Corporation, /s/ Michael Pelzel______________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer

FEDERAL INCOME TAX SHARING AGREEMENT Page 11 of 24 Columbia Cent CLO Advisers, LLC (108) /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Columbia Management Investment Advisers, LLC (36), /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Columbia Management Investment Distributors, Inc, /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Columbia Management Investment Services Corp., /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Columbia Wanger Asset Management, LLC

FEDERAL INCOME TAX SHARING AGREEMENT Page 12 of 24 /s/ Michael Pelzel__________________________________________________________ Signature Mike Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Emerging Global Advisors, LLC /s/ Michael Pelzel__________________________________________________________ Signature Mike Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer GA Legacy, LLC /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Investment Professionals, Inc. /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Investors Syndicate Development Corporation, /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer

FEDERAL INCOME TAX SHARING AGREEMENT Page 13 of 24 J. & W. Seligman & Co., Incorporated, /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer Lionstone BBP Limited Partner, LLC /s/ Michael Pelzel___________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer RiverSource CDO Seed Investments, LLC /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer RiverSource Distributors, Inc., /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer RiverSource Life Insurance Company, ___

FEDERAL INCOME TAX SHARING AGREEMENT Page 14 of 24 /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer RiverSource Life Insurance Co. of New York, /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer RiverSource NY REO, LLC /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer RiverSource REO 1, LLC /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer RiverSource Tax Advantaged Investments, Inc., /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer

FEDERAL INCOME TAX SHARING AGREEMENT Page 15 of 24 Seligman Partners, LLC /s/ Michael Pelzel__________________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer

Exhibit A:
Examples of Tax Allocation under Paragraph 3

The following examples demonstrate the allocation of tax under Paragraph 3. Assume that companies A, B, (and later, C) and Parent (collectively, the "Group") file a consolidated federal income tax return. A and B are 100% subsidiaries of Parent. Parent is a holding company with no income, deductions, or credits. The federal income tax rate is always 21%.

	1 – Group Income			2 - Group Loss		
	A	B	Group	A	B	Group
Income/(Loss)	400	100	500	-400	200	-200
(NOL Carryforward / Carryback)	0	0	0	0	0	0
Net Income / (loss)	400	100	500	-400	200	-200
Tax Rate	21%	21%	21%	21%	21%	21%
Tentative Tax	84	21	105	0	42	0
(Tax Credits)	0	0	0	0	0	0
Tax - Separate Return / Group	84	21	105	0	42	0
Tax - Allocated - Par. 2.A.i.	84	21		0	0	
Tax - Allocated - Par. 2.A.ii.	0	0		0	42	
Tax - Allocated – Total	84	21		0	42	
Loss used by Group	0	0		-200	0	
(Payment from Parent for Loss)	0	0	0	-42	0	-42
(Payment from Parent for Credit)	0	0	0	0	0	0
NOL Carryforward	0	0	0	-200	0	-200

Example 1 – Group Income. A has income of $400, B has income of $100, and the Group has combined net income of $500. The Group's tax liability is $105 ($500 * .21). If A and B filed separate income tax returns, A would have a tax liability of $84, and B would have a tax liability of $21. Under paragraph 3.A.i., $84 of the Group's $105 tax liability is allocated to A ($105 * $84) / ($84 + $21), and the remaining $21 is allocated to B ($105 * $21 / ($84 + $21).

Example 2 – Group Loss. A has a $400 loss (-$400), B has income of $200, and the Group has a combined net operating loss of $200 (-$200). The Group has no tax liability and a $200 NOL carryforward. If A and B filed separate income tax returns, A would have a no tax liability and a $400 NOL carryforward, and B would have a tax liability of $42 ($200 * .21). Under paragraph 3.A.i., neither A nor B is allocated any Group tax liability because the Group has no tax liability to allocate. Under paragraph 3.A.ii., B pays $42 ($42 separate return liability - $0) to Parent because the Group saved $42 in tax by using $200 of A's $400 loss to offset B's $200 of income. Under Paragraph 3.B.ii., Parent pays $42 to A as compensation for $200 of A's losses, which the Group used to offset B's $200 of income. The remaining $200 of losses are allocated to A for use as a NOL carryforward.

FEDERAL INCOME TAX SHARING AGREEMENT Page 16 of 24

	3 - Credits		
	A	B	Group
Income/(Loss)	400	200	600
(NOL Carryforward / Carryback)	-	-	0
Net Income / (loss)	400	200	600
Tax Rate	21%	21%	21%
Tentative Tax	84	42	126
(Tax Credits)	0	-50	-50
Tax - Separate Return / Group	84	0	76
Tax - Allocated - Par. 2.A.i.	76	0	
Tax - Allocated - Par. 2.A.ii.	8	0	
Tax - Allocated - Total	84	0	
Loss used by Group	0	0	
(Payment from Parent for Loss)	0	0	0
(Payment from Parent for Credit)	0	-8	-8
NOL Carryforward	0	0	0

	4 - Multiple Losses			
	A	B	C	Group
Income/(Loss)	0	100	-400	-300
(NOL Carryforward / Carryback)	-100	-	-	-100
Net Income / (loss)	-100	100	-400	-400
Tax Rate	21%	21%	21%	21%
Tentative Tax	0	21	0	0
(Tax Credits)	0	0	0	0
Tax - Separate Return / Group	0	21	0	0
Tax - Allocated - Par. 2.A.i.	0	0	0	
Tax - Allocated - Par. 2.A.ii.	0	21	0	
Tax - Allocated - Total	0	21	0	
Loss used by Group	-20		-80	
(Payment from Parent for Loss)	4.2	0	16.8	21
(Payment from Parent for Credit)	0	0	0	0
NOL Carryforward	-80	0	-320	-400

Example 3 – Credits. A has $400 of income, B has $200 of income, and the Group has net income of $600. B generates $50 of tax credits. The Group tax liability is $76 ([$600 * .21] - $50). If A and B filed separate income tax returns, A would have a $84 tax liability, and B would have no tax liability and $8 of unused tax credits to carry forward. Under paragraph 3.A.i., A is allocated all of the $76 Group tax liability ($76 * $76 / [$76 + 0]), and B is allocated $0. Under paragraph 3.A.ii., A pays an additional $8 ($84 separate return liability - $76 of tax allocated under 2.A.i.) to Parent because A saved $8 in tax by using $8 of B's $50 credit. Under Paragraph 3.B.ii., Parent pays $8 to B as compensation for $8 of B's tax credit, which the Group used to offset $8 of A's tax. The Group uses all of B's credits, and B has no remaining credits to carry forward.

Example 4 – Multiple Losses. A has a $100 loss, B has a $100 of income, C has a $400 loss, and the Group has a $400 NOL. If A, B, and C filed separate income tax returns, A would have no tax liability and a $100 NOL carryforward, B would have a $21 tax liability, and C would have no tax liability and a $400 NOL carryforward. Under paragraph 3.A.i., the Group has no tax liability to allocate. Under paragraph 3.A.ii., B pays $21 of tax ($21 separate return liability - $0 of tax allocated under 3.A.i.) to Parent because B saved $21 in tax by using $100 of A and C's $500 combined loss. Under Paragraph 3.B.ii., Parent must allocate and pay $21 among A and C ($100 * .21) because the Group used $100 of their losses to offset B's $100 of income. Parent allocates the $21 between A and C proportionate with their respective shares of the loss, 1/5th to A and 4/5^{ths} to C. Parent pays $4.20 to A as compensation for $20 of A's $100 loss, which the Group partially used to offset B's income, and Parent pays $16.80 to C as compensation for $80 of C's $400 loss, which the Group partially used to offset B's income. A has $80 of remaining losses to carry forward ($100 - $20), and C has $320 of remaining losses to carry forward ($400 - $80). The Group has a $400 NOL carryforward.

FEDERAL INCOME TAX SHARING AGREEMENT Page 17 of 24

FEDERAL INCOME TAX SHARING AGREEMENT Page 18 of 24 Schedule A: Ameriprise Financial, Inc. subsidiaries joining in the Federal Income Tax Sharing Agreement Subsidiary name (and general ledger number) Advisory Capital Strategies Group Inc. (61), American Enterprise Investment Services, Inc. (52), Ameriprise Advisor Capital, LLC (50), Ameriprise Advisor Financing 2, LLC (751), Ameriprise Bank, FSB (670) Ameriprise Captive Insurance Company (676), Ameriprise Certificate Company (2), Ameriprise Financial Services, LLC (15), Ameriprise Holdings, Inc. (678), Ameriprise Trust Company (79), AMPF Holding LLC (802), AMPF Property Corporation (801), Columbia Cent CLO Advisers, LLC (108) Columbia Management Investment Advisers, LLC (36), Columbia Management Investment Distributors, Inc. (700), Columbia Management Investment Services Corp. (20), Columbia Wanger Asset Management, LLC (710), Emerging Global Advisors, LLC (93), GA Legacy, LLC (715), Investment Professionals, Inc. Investors Syndicate Development Corp. (30), J. & W. Seligman & Co., Incorporated (706), Lionstone BBP Limited Partner, LLC (721), RiverSource CDO Seed Investments, LLC (109), RiverSource Distributors, Inc. (13), RiverSource Life Insurance Company (10),* RiverSource Life Insurance Co. of New York (11),* RiverSource NY REO, LLC (680), RiverSource REO 1, LLC (679), RiverSource Tax Advantaged Investments, Inc. (210), Seligman Partners, LLC (710). * RiverSource Life Insurance Company and RiverSource Life Insurance Co. of New York will not become Parties to the Agreement unless and until the conditions described in Paragraph 13.A are satisfied.

FEDERAL INCOME TAX SHARING AGREEMENT Page 19 of 24 Schedule B: Escrow Agreement for New York Members This is an ESCROW AGREEMENT, dated June 27, 2024 among Ameriprise Financial, Inc. (“Ameriprise”), RiverSource Life Insurance Co. of New York “(RSLICNY”), and _______________ as Escrow Agent (collectively, the “Parties”). RSLICNY is a life insurance company doing business in the State of New York. Ameriprise is required by New York State law to establish and maintain a special account consisting of assets eligible as an investment for a New York life insurer in an amount equal to the excess of the amount paid by RSLICNY to Ameriprise for federal income taxes over the actual tax payment made by Ameriprise. Escrow assets may be released to Ameriprise from the special account at such time as the permissible period for loss carrybacks has expired. Ameriprise desires to deposit securities with the Escrow Agent for such purpose. In consideration of the mutual agreements and other valuable considerations and the provisions herein contained, it is hereby agreed by and among the Parties that Ameriprise shall establish and maintain a special account with the Escrow Agent pursuant to the following conditions: 1. Securities placed in the special account shall be held by the Escrow Agent, its successors or assigns, in trust, exclusively for the benefit of RSLICNY and free of any lien or other claim of the Escrow Agent or any judgment, creditor, or other claimant of Ameriprise. 2. Except as hereinafter provided, no securities in this account or any principal cash account held pursuant to this Escrow Agreement shall be released by the Escrow Agent except (i) upon receipt of a written request of RSLICNY and Ameriprise, and (ii) upon substitution of other securities satisfying the provisions of this Escrow Agreement. 3. Upon maturity of any security held hereunder, the Escrow Agent may surrender the same for payment and hold the proceeds thereof in a principal cash account that is to be maintained as part of this account in accordance with this Escrow Agreement. The principal cash account shall be invested pursuant to the instructions of Ameriprise. 4. Unless and until the Escrow Agent is notified to the contrary by RSLICNY and Ameriprise, all income collected on or received from the securities held hereunder is to be paid to or upon the order of Ameriprise. 5. The Escrow Agent shall be accountable to RSLICNY and Ameriprise, as their interests may appear, for the safekeeping of the securities and cash reserves held by it hereunder.

FEDERAL INCOME TAX SHARING AGREEMENT Page 20 of 24 6. The Escrow Agent shall send advices with respect to all security and principal cash transactions, within ten (10) days after said transactions take place, to RSLICNY and Ameriprise. 7. On or before March 1 of each year, RSLICNY shall advise the Escrow Agent and Ameriprise if the permissible period for use of any tax loss as a carryback has expired and shall authorize the Escrow Agent to release to Ameriprise, from the special account, such amounts as were deposited in the special account with respect to such tax loss. 8. The Escrow Agent may cancel this Escrow Agreement, effective not less than thirty (30) days after delivery of notice thereof to RSLICNY and Ameriprise, and RSLICNY or Ameriprise may cancel this Escrow Agreement at any time without assigning any reason therefore, effective upon delivery of notice thereof to the Escrow Agent and the other Parties; provided no cancellation by any party shall be effective until either (a) a new escrow agreement is executed by Ameriprise with another escrow agent and approved by RSLICNY, and the securities and cash principal in the special account are transferred to the newly designated escrow agent in accordance with written instructions from Ameriprise approved by RSLICNY, or (b) a letter of credit, acceptable to the New York State Department of Financial Services, is delivered to RSLICNY in substitution for the foregoing special account. 9. Any successor in interest of the Escrow Agent, or receiver, liquidator, or other public officer appointed to administer the affairs of the Escrow Agent, shall succeed to all the obligations assumed hereunder by the Escrow Agent. 10. This Escrow Agreement shall be construed and enforced in accordance with the laws of the State of New York. 11. All notices and other communications which shall be or may be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed to the Parties at their respective addresses. 12. Any controversy arising under this Escrow Agreement shall be settled by arbitration in New York City in accordance with the American Arbitration Association rules then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction. 13. This Escrow Agreement sets forth the entire understanding of the Parties and supersedes any prior agreement on the subject matter hereof and may not be changed or terminated by an agreement in writing signed by the Parties. The Parties hereto execute this Escrow Agreement as of the day and year first above written.

FEDERAL INCOME TAX SHARING AGREEMENT Page 21 of 24 Ameriprise Financial, Inc. /s/ Michael Pelzel_______________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer RiverSource Life Insurance Co. of New York /s/ Michael Pelzel_______________________________________________________ Signature Michael Pelzel: Senior Vice President - Corporate Tax, and Assistant Treasurer [Name of Escrow Agent] ___________________________________________________________________________ Signature ___________________________________________________________________________ Name - Title

FEDERAL INCOME TAX SHARING AGREEMENT Page 22 of 24 Schedule C: Disregarded LLCs That are not Allocated Current or Deferred Tax Pursuant to the Agreement Pursuant to paragraph 3.C of the Agreement, Parent will allocate current and deferred tax to Disregarded LLCs, except for those LLCs signing this Schedule C, which will not be allocated tax, effective as-of the date noted below for each Disregarded LLC. Member LLCs that have elected taxation as a corporation for Federal income tax purposes under Treasury Regulation §301.7701-3 are not Disregarded LLCs and will be allocated current and deferred federal income tax. Ameriprise Financial Services, LLC, effective as-of: January 9, 2020 /s/ Michael Pelzel_______________________________________________________ Signature Michael Pelzel: Senior Vice President – Corporate Tax, and Assistant Treasurer AMPF Holding LLC, effective as-of: July 2, 2020 /s/ Michael Pelzel______________________________________________________ Signature Michael Pelzel: Senior Vice President – Corporate Tax, and Assistant Treasurer

FEDERAL INCOME TAX SHARING AGREEMENT Page 23 of 24 Ameriprise Advisor Capital, LLC, effective as-of: January 1, 2020 /s/ Michael Pelzel_______________________________________________________ Signature Mike Pelzel: Senior Vice President – Corporate Tax, and Assistant Treasurer Ameriprise Advisor Financing, LLC, effective as-of: January 1, 2020 /s/ Michael Pelzel_______________________________________________________ Signature Mike Pelzel: Senior Vice President – Corporate Tax, and Assistant Treasurer Seligman Partners, LLC, effective as-of: January 1, 2020 /s/ Michael Pelzel_______________________________________________________ Signature Mike Pelzel: Senior Vice President – Corporate Tax, and Assistant Treasurer RiverSource REO 1, LLC, effective as-of: January 1, 2020 /s/ Michael Pelzel_______________________________________________________ Signature

FEDERAL INCOME TAX SHARING AGREEMENT Page 24 of 24 Mike Pelzel: Senior Vice President – Corporate Tax, and Assistant Treasurer RiverSource NY REO, LLC, effective as-of: January 1, 2020 /s/ Michael Pelzel_______________________________________________________ Signature Mike Pelzel: Senior Vice President – Corporate Tax, and Assistant Treasurer